Exhibit 10.11

CONSULTING AGREEMENT

This agreement is entered into between Bioneutral Laboratories Corporation USA, (Bioneutral) a company incorporated under the laws of Delaware with offices in New Jersey and Jina Partners DBA, Jina Ventures LLC a company incorporated under the laws of India and with offices in Mumbai, hereafter referred to as the Consultant.

Bioneutral is a Life Science company with chemical technology which can be utilized to kill harmful pathogens and remove toxic chemicals from air, water and surfaces.

Consultant is an investment company with resources and contacts within the territory.

Bioneutral wishes the Consultant to utilize their resources and contacts to develop commercial transactions in India. Hereafter referred to as the Territory.

The parties therefore agree as follows:

1/ The Consultant will use its energy, resources and contacts to establish commercial transactions within the Territory.

2/ Bioneutral agrees to pay Consultant $10,000 per month plus expenses for its work.

3/ In consideration of the monthly fee, Consultant will use its best efforts to develop commercial transactions for Bioneutral.

4/ The agreement shall be for a term of 2 years commencing September 1, 20

5/Bioneutral shall be responsible for all regulatory filings, efficacy, toxicity and formulation data required by the authorities within the territory.

6/ Bioneutral may terminate the agreement with 6 months notice.

7/ Bioneutral shall provide the Consultant with its assistance in achieving commercial transactions.
Such assistance will include sales/marketing/technical/scientific material as is customary in selling such products.

8/ The Consultant will provide a confidential activity report to Bioneutral on a quarterly basis once Bioneutral has obtained regulatory approval for its formulations.

9/ The Consultant will, in the course of this agreement, be given information which is confidential. The Consultant agrees to keep any information so marked in writing, confidential.

10/ This agreement will be construed under the laws of New York and the parties agree to binding and final arbitration.

11/ Should any clause be found to be improper, it will not void all other aspects of this agreement.

The parties recognize that there are presently no commercial transactions anywhere in the world and in order to generate same in the Territory, the Consultant will be taking a commercial risk which the compensation identified in this agreement shall be full and final settlement.

Dated: September 6, 2008

Signed by Bioneutral Laboratories Corporation USA:

Director

Jina Partners dba Jina Ventures LLC

Director

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